UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 29, 2006

                        PREMIER ENTERTAINMENT BILOXI LLC
                                       and
                          PREMIER FINANCE BILOXI CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

--------------------------------------   ---------------------------------------
             333-114339                          20-0495680/20-0495563
--------------------------------------   ---------------------------------------
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      (Commission File Number)             (IRS Employer Identification No.)
--------------------------------------   ---------------------------------------

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          777 Beach Boulevard                             39530
               Biloxi, MS
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(Address of Principal Executive Offices)               (Zip Code)
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                                  (228)374-7625
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Premier Entertainment Biloxi LLC (the "Company" or "Premier") would like to provide the following update.

Proposal to Trustee
-------------------

On June 29, 2006, the Company submitted a Comprehensive Hurricane Katrina Recovery Proposal (the "Proposal") to U.S. Bank National Association (the "Trustee"), the trustee for the Company's 10 3/4% First Mortgage Notes due 2012 (the "Notes"). Under the terms of the Proposal, the Company formally requested that the Trustee exercise its discretion, subject to court approval, to allow Premier to use available insurance proceeds from Hurricane Katrina-related insurance claims that are held or are expected to be held by the Trustee by August 31, 2006 in accordance with the Cash Collateral and Disbursement Agreement related to the Notes to repair, rebuild, and open the Hard Rock Biloxi Hotel and Casino (the "Project") and to pay certain claims.

In the Proposal, the Company set forth the sources and uses of cash and commitments needed to fully reconstruct and to have the Project operating by no later than December 31, 2007, to settle overdue outstanding obligations that arose both prior and subsequent to Hurricane Katrina, to fund ongoing operations during the construction period and to fund an 18 month interest reserve from which semi-annual interest payments on the Notes due August 1, 2006, February 1, 2007 and August 1, 2007 will be paid.

The Proposal also outlined five specific priorities of uses of the insurance recovery funds anticipated to be received by the Trustee on or before August 31, 2006. The first use of the funds would be to purchase at 100% of par, plus accrued but unpaid interest through and including the date of purchase, Notes tendered under an Event of Loss Offer as required by the indenture governing the Notes (the "Indenture"). Funds remaining after the first use would then be required to be used to fund interest payments through August 1, 2007. The third use of the funds would be to pay off certain indebtedness owed to equipment financiers to the extent the Trustee determines that those claims have a priority over the Trustee's claims. The fourth use of the funds would be to pay the costs to reconstruct, repair and open the Project. The fifth use of the funds would be to pay off certain other obligations directly relating to the Project that arose both prior and subsequent to Hurricane Katrina and are not otherwise prohibited under the Indenture. Funds will only be available for this fifth use to the extent that an 'as-built' appraisal of the Project ordered by the Trustee indicates that the Project as completed will have a value equal to or greater than 120% of the outstanding principal amount of the Notes.

On June 30, 2006, the Trustee filed a petition with the State of Minnesota District Court, Second Judicial District, Ramsey County, seeking to authorize the Trustee to take all actions reasonable or necessary to consummate the Proposal. A hearing on this matter is expected to take place in August, 2006.

On June 30, 2006, the Company commenced an Event of Loss Offer, as required by the Indenture, to purchase up to $94,000,000 principal amount of the Notes at 100% of par, plus accrued and unpaid interest through and including the purchase date. This offer is currently scheduled to expire on August 2, 2006. Also on June 30, 2006, BHR Holdings, Inc., the indirect controlling member of the Company, commenced a tender offer to purchase all of the outstanding Notes at 101% of par, plus accrued and unpaid interest through and including the purchase date. The BHR offer is also currently scheduled to expire on August 2, 2006.

Insurance Update
----------------

Payment has been received in full on the previously announced (i) $66,100,000 insurance settlement of $72,100,000 aggregate face value of the second excess layer of coverage with Swiss Re International and Underwriters Lloyds, with the last payments having been received on July 5, 2006 and (ii) $4.0 million of proceeds related to a portion of coverage in the first excess layer issued by Swiss Re International. Such proceeds have been deposited into a restricted bank account held by the Trustee and are included in the Event of Loss Offer referred to above.

In addition, the Trustee has approved the previously announced $38,250,000 settlement of $45,000,000 million aggregate face value of the second excess layer of coverage under insurance policies issued by RSUI Indemnity Corporation, Homeland Insurance Company of New York, Clarendon American Insurance Company and Great American E & S Insurance Company. Under the terms of that settlement, these proceeds are expected to be deposited into restricted accounts held by the Trustee on or about August 31, 2006. Only one insurer, James River Insurance Company, having policy limits of $14,000,000 has not paid its policy limits or otherwise settled with the Company. This insurance policy is the subject of pending litigation in Mississippi.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 7, 2006
                                        PREMIER ENTERTAINMENT BILOXI LLC
                                        PREMIER FINANCE BILOXI CORP.



                                            /s/ Todd J. Raziano
                                        ----------------------------------------
                                        Name:    Todd J. Raziano
                                        Title:   Senior Vice President and Chief
                                                 Financial Officer